Exhibit 99.1

JOANN ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2022 RESULTS

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Fiscal 2022 revenue of $2.4 billion, reflecting comparable sales growth of 8.3% compared to Fiscal 2020
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Net income of $56.7 million, compared to $212.3 million in Fiscal 2021 and a loss of $(546.6) million in Fiscal 2020
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Two-year growth rate of 10% for gross profit and 14% for adjusted gross profit compared to Fiscal 2020
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Adjusted EBITDA of $242.5 million, reflecting a two-year growth rate of 58% compared to Fiscal 2020
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New strategic partnerships and newly acquired customers provide strong foundation for continued growth

HUDSON, OH (March 17, 2022) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its fourth quarter and full year ended January 29, 2022.

“We’ve now completed our first full year as a public company. During Fiscal 2022, we achieved a number of critical milestones which we expect will underpin our continued growth longer term. Despite significant supply chain headwinds and disruptions, our top-line improved by 8% compared to pre-pandemic levels. Even after fully absorbing close to $60 million of higher ocean freight costs this past year, our gross profit improved by 10% over Fiscal 2020,” noted JOANN’s President and Chief Executive Officer, Wade Miquelon. “I’m very proud of the contributions made by our team members at JOANN. As we head into Fiscal 2023, I’m excited about a number of new growth initiatives including our joint venture with Singer, our recent acquisition of WeaveUp, and our latest strategic partnership with the JDM group, through which we’ve launched a B2B platform that will enable us to sell products through wholesale and other retail channels.”

Fourth Quarter Highlights:

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Net sales declined by 12.5% compared to the same period last year, to $735.3 million with total comparable sales decreasing 12.4%. On a two-year stack, total comparable sales increased 6.0%.
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Omni-channel net sales were $102.8 million for the quarter, reflecting 125% growth on a two-year basis and representing approximately 14% of total fourth quarter sales.
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Gross profit of $324.4 million decreased by 1% on a two-year basis and by 18% compared to the fourth quarter of last year. After adjusting for $35.3 million of excess ocean freight and related supply chain costs, gross profit increased by approximately 10% based on two-year comparisons.
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Gross margin was 44.1%. After adjusting for excess supply chain costs, gross margin of 48.9% improved by 170 basis points on a two-year basis and by 190 basis points compared to the fourth quarter last year.
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Net income of $13.6 million, an increase of $371.7 million compared to same quarter two years ago.
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Adjusted EBITDA of $88.9 million improved by 10% compared to the same quarter two years ago.
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Our quarterly dividend of $0.10 per share was paid to holders of JOANN common stock on December 29, 2021.

Fiscal 2022 Full Year Financial and Business Highlights:

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Net sales increased by 7.9% to $2.4 billion and comparable sales grew by 8.3% compared to Fiscal 2020.
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Gross profit increased by 10% compared to Fiscal 2020. Gross profit increased by approximately 14% from Fiscal 2020 after adjusting for $46.6 million of excess ocean freight and related supply chain costs.
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Gross margin of 50.2% improved by approximately 90 basis points compared to Fiscal 2020. Adjusted for excess ocean freight and related supply chain costs, gross margin improved by approximately 280 basis points from Fiscal 2020.
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Net income of $56.7 million, an increase of $603.3 million compared to Fiscal 2020.
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Adjusted EBITDA of $242.5 million increased by 58% compared to Fiscal 2020.
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Added 6.4 million new customers to our database of which 85% were acquired through digital channels. Our customer database has grown by 42% over the past three years.
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Refinanced our term loan and revolving credit facility under more favorable pricing terms and extended debt maturities.

Balance Sheet Highlights:

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Adjusted EBITDA for Credit Agreement reporting was $251.3 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 3.1x for Credit Agreement Reporting.
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Long-term debt, net was $778.6 million as of January 29, 2022 with cash and cash equivalents of $22.5 million.
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During the quarter we repurchased 910,120 shares of our common stock at a total cost of $9.2 million. For the full year, we repurchased 1,889,050 shares at a total cost of $20.0 million.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, March 17, 2022 at 5:00 p.m. ET. The number to call for the live interactive teleconference is 1 (833) 398-1023 and the passcode is 3449457. The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on March 17, 2022, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	January 29, 2022	January 30, 2021	February 1, 2020	January 29, 2022	January 30, 2021	February 1, 2020
	(Dollars in millions except per share data)
Net sales	$735.3	$840.8	$695.6	$2,417.6	$2,762.3	$2,241.2
Cost of sales	410.9	446.3	367.3	1,204.9	1,396.1	1,135.9
Gross profit	324.4	394.5	328.3	1,212.7	1,366.2	1,105.3

Selling, general and administrative expenses	278.4	313.8	254.4	1,032.9	1,132.0	977.4
Depreciation and amortization	20.0	20.2	20.2	80.1	80.0	77.5
Goodwill impairment	—	—	356.4	—	—	486.8
Operating profit (loss)	26.0	60.5	(302.7)	99.7	154.2	(436.4)
Interest expense, net	11.4	14.0	24.3	51.2	69.0	101.9
Debt related loss (gain)	0.3	(2.2)	(3.8)	3.3	(155.1)	(3.8)
Gain on sale leaseback	—	—	—	(24.5)	—	—
Income (loss) before income taxes	14.3	48.7	(323.2)	69.7	240.3	(534.5)
Income tax provision	0.7	10.4	34.9	13.0	28.0	12.1
Net income (loss)	$13.6	$38.3	$(358.1)	$56.7	$212.3	$(546.6)

Earnings (loss) per common share:
Basic	$0.33	$1.10	$(10.26)	$1.39	$6.08	$(15.67)
Diluted	$0.32	$1.06	$(10.26)	$1.35	$5.93	$(15.67)
Weighted-average common shares outstanding:
Basic	40,931,817	34,902,380	34,902,380	40,805,319	34,902,380	34,882,306
Diluted	41,884,886	36,288,050	34,902,380	42,075,986	35,798,491	34,882,306

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	January 29, 2022	January 30, 2021
	(Dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$22.5	$27.4
Inventories	658.6	555.9
Prepaid expenses and other current assets	39.2	71.5
Total current assets	720.3	654.8

Property, equipment and leasehold improvements, net	256.8	280.5
Operating lease assets	818.0	837.0
Goodwill, net	162.0	162.0
Intangible assets, net	370.3	377.2
Other assets	34.8	25.8
Total assets	$2,362.2	$2,337.3

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$253.8	$250.1
Accrued expenses	142.4	171.3
Current portion of operating lease liabilities	173.8	187.2
Current portion of long-term debt	6.8	—
Total current liabilities	576.8	608.6

Long-term debt, net	778.6	786.3
Long-term operating lease liabilities	733.0	766.4
Long-term deferred income taxes	87.7	87.3
Other long-term liabilities	36.3	46.3

Shareholders’ equity:
Common stock, stated value $0.01 per share	0.4	0.3
Additional paid-in capital	203.3	124.7
Retained deficit	(24.9)	(69.0)
Accumulated other comprehensive income (loss)	1.8	(0.3)
Treasury stock at cost	(30.8)	(13.3)
Total shareholders’ equity	149.8	42.4
Total liabilities and shareholders’ equity	$2,362.2	$2,337.3

Table 3.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	January 29, 2022	January 30, 2021	February 1, 2020	January 29, 2022	January 30, 2021	February 1, 2020
	(Dollars in millions)
Net income (loss)	$13.6	$38.3	$(358.1)	$56.7	$212.3	$(546.6)
Income tax provision	0.7	10.4	34.9	13.0	28.0	12.1
Interest expense, net	11.4	14.0	24.3	51.2	69.0	101.9
Depreciation and amortization (1)	20.2	20.4	20.3	80.8	80.6	78.0
Debt related loss (gain) (2)	0.3	(2.2)	(3.8)	3.3	(155.1)	(3.8)
Gain on sale leaseback (3)	—	—	—	(24.5)	—	—
Strategic initiatives (4)	2.3	2.1	1.2	3.7	6.2	9.0
Excess import freight costs (5)	35.3	—	—	46.6	—	—
Other COVID-19 costs (6)	0.2	16.6	—	1.5	65.0	—
Technology development expense (7)	2.8	2.2	2.7	9.0	5.8	6.4
Stock-based compensation expense	0.4	0.4	0.3	2.5	1.5	1.2
Loss on disposal and impairment of fixed and operating lease assets	1.2	2.0	0.6	1.1	5.6	1.0
Goodwill and trade name impairment (8)	—	—	356.4	—	—	486.8
Sponsor management fee (9)	—	0.5	1.2	0.4	1.3	5.0
Other (10)	0.5	1.4	0.6	(2.8)	3.1	2.4
Adjusted EBITDA	$88.9	$106.1	$80.6	$242.5	$323.3	$153.4

(1)
“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content costs.
(2)
“Debt related loss (gain)” represents losses and gains associated with debt repurchases below par and the write off of unamortized fees and original issue discount associated with debt refinancings.
(3)
“Gain on sale leaseback” represents the gain attributable to the sale leaseback of our distribution center in Opelika, Alabama.
(4)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives, including costs (i) to design a new prototype and assortment optimization process for store locations, (ii) related to our efforts to initially evaluate and implement opportunities to offset the significant costs incurred due to the new U.S. tariffs on merchandise produced in China, (iii) to start up a new technology product that would traditionally be incurred by our vendors, (iv) to evaluate our opportunity in new potential lines of business, (v) to analyze improved supply chain capabilities and (vi) to establish our foreign sourcing office.
(5)
As discussed in greater detail below, "Excess import freight costs" represents excess inbound freight costs (compared to our standard costs based on recently negotiated carrier rates) due to increasing freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports arising from surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic.
(6)
“Other COVID-19 costs” represents premium pay for store location team members (including cleaning and store location capacity management labor), incremental seasonal clearance associated with store location closures, donations for our mask making initiative and additional store location cleaning supplies.
(7)
“Technology development expense” represents one-time IT project management and implementation expenses, such as internal project management labor, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(8)
Based on our evaluation for impairment of the carrying amount of goodwill and trade name on our balance sheet. Impairment recorded was driven predominantly by the result of negative total comparable sales and declining margins, primarily resulting from the incremental U.S. tariffs on Chinese imports, along with a weaker than expected peak selling season.
(9)
“Sponsor management fee” represents management fees paid to our sponsor, LGP (or advisory affiliates thereof), in accordance with our management services agreement, which terminated upon the consummation of our initial public offering. Following our offering, LGP does not provide managerial services to us in any form.
(10)
“Other” represents the one-time impact of severance, certain legal matters, executive leadership transition and business transition activities.

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	January 29, 2022	January 30, 2021	February 1, 2020	January 29, 2022	January 30, 2021	February 1, 2020
	(Dollars in millions except per share data)
Net income (loss)	$13.6	$38.3	$(358.1)	$56.7	$212.3	$(546.6)
Debt related loss (gain)	0.3	(2.2)	(3.8)	3.3	(155.1)	(3.8)
Gain on sale leaseback	—	—	—	$(24.5)	—	—
Strategic initiatives	2.3	2.1	1.2	3.7	6.2	9.0
Excess import freight costs	35.3	—	—	46.6	—	—
Other COVID-19 costs	0.2	16.6	—	1.5	65.0	—
Technology development expense	2.8	2.2	2.7	9.0	5.8	6.4
Stock-based compensation expense	0.4	0.4	0.3	2.5	1.5	1.2
Loss on disposal and impairment of fixed and operating lease assets	1.2	2.0	0.6	1.1	5.6	1.0
Goodwill and trade name impairment	—	—	356.4	—	—	486.8
Sponsor management fee	—	0.5	1.2	0.4	1.3	5.0
Other	0.5	1.4	0.6	(2.8)	3.1	2.4
Tax impact of adjustments (11)	(8.1)	(1.3)	(0.3)	(7.6)	17.2	(4.7)
Adjusted net income (loss)	$48.5	$60.0	$0.8	$89.9	$162.9	$(43.3)

Diluted earnings (loss) per share	$0.32	$1.06	$(10.26)	$1.35	$5.93	$(15.67)
Adjusted diluted earnings (loss) per share	$1.16	$1.65	$0.02	$2.14	$4.55	$(1.24)

Weighted-average shares outstanding - basic	40,931,817	34,902,380	34,902,380	40,805,319	34,902,380	34,882,306
Weighted-average shares outstanding - diluted	41,884,886	36,288,050	35,003,830	42,075,986	35,798,491	34,882,306

(11)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our annual effective tax rate, before discrete adjustments, for fiscal 2020, fiscal 2021 and fiscal 2022.

Table 5.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	January 29, 2022	January 30, 2021	February 1, 2020	January 29, 2022	January 30, 2021	February 1, 2020
	(Dollars in millions)
Net sales	$735.3	$840.8	$695.6	$2,417.6	$2,762.3	$2,241.2
Cost of sales	410.9	446.3	367.3	1,204.9	1,396.1	1,135.9
Gross profit	324.4	394.5	328.3	1,212.7	1,366.2	1,105.3
Excess import freight costs	35.3	—	—	46.6	—	—
Other COVID-19 costs	—	0.8	—	—	14.0	—
Adjusted gross profit	$359.7	$395.3	$328.3	$1,259.3	$1,380.2	$1,105.3

Adjusted gross margin	48.9%	47.0%	47.2%	52.1%	50.0%	49.3%

Table 6.

JOANN Inc.

Reconciliation of Net Cash Used for Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(in millions)	Fiscal Year-Ended January 29, 2022
Net cash used for operating activities	$(23.6)
Non-cash operating lease expense	(162.6)
Depreciation and amortization excluding content cost amortization	(80.1)
Deferred income taxes	0.4
Stock-based compensation expense	(2.5)
Amortization of deferred financing costs and original issue discount	(2.5)
Debt related loss	(3.3)
Gain on sale leaseback	24.5
Loss on disposal and impairment of other fixed assets	(0.9)
Change in operating assets and liabilities	307.3
Net income	$56.7
Income tax provision	13.0
Interest expense, net	51.2
Debt related loss	3.3
Gain on sale leaseback	(24.5)
Depreciation and amortization	80.8
Strategic initiatives	3.7
Excess import freight costs	46.6
Other COVID-19 costs	1.5
Technology development expense	9.0
Stock-based compensation expense	2.5
Loss on disposal and impairment of fixed and operating lease assets	1.1
Sponsor management fee	0.4
Other	(2.8)
Adjusted EBITDA	$242.5
Pre-opening and closing costs excluding loss on disposal of fixed assets	8.8
Credit Facility Adjusted EBITDA	$251.3

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; comparing its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision, interest expense, net and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related loss (gain), sale leaseback gains, costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees and other one-time costs. Its adjustments for COVID-19 related costs include, as a separate line item, excess import freight costs. The excess import freight costs are directly attributable to surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic, as well as actions taken by government and industry leaders designed to protect against further spread of the virus, which have disrupted the efficient operation of domestic and international supply chains. These COVID-19 related conditions have produced an imbalance of ocean freight capacity and related demand, as well as port congestion and other supply chain disruptions that are adding significant cost to JOANN’s procurement of imported merchandise. JOANN believes that these excess import freight costs include significantly higher rates paid per container to ocean carriers, as well as fees paid due to congested ports that JOANN does not normally incur. In a normative operating environment, JOANN would procure 70% to 80% of its needs for ocean freight under negotiated contract rates, with the balance procured in a brokered market, typically at no more than a 10% - 15% premium to its contract rates. Accordingly, JOANN established a standard cost (“standard cost”) assuming those contract capacities, established rates and typical premium in the brokered market for peak volume needs not covered under its contracts. Negotiation of its current contact rates were finalized in May 2021. In the current COVID-19 impacted operating environment, its contracted capacity has consistently not been met by its carriers, and rates paid on the open market have escalated to up to an average of nearly 200% above its contract rates and in some cases over 300% greater. The amount of excess import freight costs included as an adjustment to arrive at Adjusted EBITDA is calculated by subtracting, from its actual import freight costs, its standard cost for the applicable period. JOANN is identifying these COVID-19 related excess import freight costs as a separate line item in the table above due to their magnitude and to distinguish them from other COVID-19 related costs JOANN has previously excluded in calculating Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations include:

•
Adjusted EBITDA does not reflect JOANN's cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in JOANN's cash requirements for its working capital needs;
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Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on JOANN's debt;
•
Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•
Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•
Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters JOANN does not find indicative of its ongoing operations; and
•
other companies in JOANN’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related loss (gain), sale leaseback gains, costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding COVID-19 costs and adjusted gross margin as adjusted gross profit divided by net sales.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: inflationary pressures and their impact on JOANN’s ability to control costs and on its customers level of discretionary income to spend on Creative Products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic, including effects on supply chain costs and capacity; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing store locations; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely, and cost-effective product supplies; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity, and events in the industry in which it operates, are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 848 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887